HEIN

Hein & Associates LLP
1999 Broadway, Suite 4000
Denver, Colorado 80202

www.heincpa.com
P 303.298.9600
F 303.298.8118

April 16, 2014

Securities and Exchange Commission

Washington, DC 20549

Commissioners:

We have read ARC Group Worldwide, Inc.'s statements included under item 4.01(a) of its 8-K dated April 10, 2014. We agree with such statements concerning our firm.

Sincerely,

HEIN & ASSOCIATES LLP

Hein & Associates LLP